Pricing Supplement No. 86                                     Filing Under
                      ----                                    Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)
                                                              Registration
Trade Date: 5/19/97                                           File No.
           ---------------                                    33-59227




      IKON Capital, Inc. (formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP: 01374QDJ4
      ---------------------------------
Principal Amount:   10,000,000           Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate): 6.96%               Interest Rate Basis: N/A
                              ---------                                ---------
Interest Payment Date(s):  N/A             -Commercial Paper Rate:
                         --------------                           ----------
   (other than June 15 and December 15)    -Prime Rate:
Regular Record Date(s):  N/A                           ---------------------
                       ----------------    -LIBOR:
   (other than May 31 and November 30)            --------------------------
Stated Maturity:  5/22/01                  -Treasury Rate:
                -----------------------                   ------------------
Specified Currency: US Dollars             -CD Rate:
                   --------------------             ------------------------
Applicable Exchange Rate (if any): N/A     -Federal Funds Rate:
                                  -----                        -------------
       US Dollar $1.00 = N/A               -Other:
                        ---------------           --------------------------
Issue Price (as a percentage of
             principal amount): 100%
                               --------  Index Maturity: N/A
Selling Agent:                                          ------------------------
  -Lehman Brothers:                      Spread: N/A
                   ----------------             --------------------------------
  -Chase Securities, Inc.:               Spread Multiplier: N/A
                          ---------                        ---------------------
  -Goldman, Sachs & Co:                  Maximum Interest Rate: N/A
                       ------------                            -----------------
  -Merrill Lynch & Co:      X            Minimum Interest Rate: N/A
                      -------------                            -----------------
  -Other:                                Initial Interest Rate: N/A
         --------------------------                            -----------------
                                           Interest Reset Date(s)
Selling Agent's Commission (%): .45%       (if semi-annually or annually):
                               --------
Purchasing Agent: N/A                      -------------------------------------
                 ----------------------      Third Wednesday of: N/A
Purchasing Agent's Discount or                                  ----------------
             Commission (%): N/A               Interest Reset Date (if weekly,
                            -----------        monthly, or quarterly):
Type of Sale:                                                         ----------
        As Agent: X   As Principal:      Interest Determination Date(s): N/A
                 ----              ----                                 --------
Net proceeds to the Company:  9,955,000  Calculation Date(s): N/A
                            ------------                     -------------------
Settlement date (original issue          Calculation Agent: N/A
  date): 5/22/97                                           ---------------------
        -------------------------------  Interest Payment Date(s): N/A
Redemption Commencement Date (if                                  --------------
  any): N/A                                 (other than June 15 and December 15)
       --------------------------------  Regular Record Date(s): N/A
Redemption Period: N/A                                          ----------------
                  ---------------------     (other than May 31 and November 30)
Exchange Rate Agent: N/A                 Interest Reset Period: N/A
                    -------------------                        -----------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/  O. Gordon Brewer, Jr.
              ------------------------------------------------------
                    O. Gordon Brewer, Jr.